                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
          THIRTEEN WEEKS ENDED NOVEMBER 28, 1998 AND NOVEMBER 29, 1997
                     (In Thousands Except Per Share Amounts)

                                                                         November 28, 1998               November 29, 1997
                                                                         -----------------               -----------------
Net income                                                                     $86,857                         $67,894
                                                                               =======                         =======
Basic weighted average shares                                              258,532,000                     253,042,000
                                                                           ===========                     ===========
Basic earnings per share                                                      $.34                           $.27
                                                                              ====                           ====

Numerator for diluted earnings per share:

Net income                                                                     $86,857                         $67,894
Effect of dilutive securities:
6.75% zero coupon convertible subordinated notes (a)                                 -                             800
5.25% convertible subordinated notes (a) (b)                                     5,392                               -
                                                                                 -----                           -----
Net income assuming dilution                                                   $92,249                         $68,694
                                                                               =======                         =======

Denominator for diluted earnings per share:

Basic weighted average shares                                              258,532,000                     253,042,000
Effect of dilutive securities:
Employee stock options                                                       7,192,000                       6,192,000
6.75% zero coupon convertible subordinated notes                                     -                       4,654,000
5.25% convertible subordinated notes (b)                                    17,987,000                               -
                                                                            ----------                          ------
Dilutive potential common shares                                            25,179,000                      10,846,000
                                                                            ----------                      ----------
Diluted weighted average shares                                            283,711,000                     263,888,000
                                                                           ===========                     ===========

Diluted earnings per share:                                                   $.33                           $.26
                                                                              ====                           ====

(a) Shown net of income taxes that were calculated at the registrant's effective tax rate.

(b) For the thirteen weeks ended November 29, 1997, the registrant did not assume conversion of its 5.25% convertible securities because their effect on earnings per share was anti-dilutive.

                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
         THIRTY-NINE WEEKS ENDED NOVEMBER 28, 1998 AND NOVEMBER 29, 1997
                     (In Thousands Except Per Share Amounts)


                                                                         November 28, 1998               November 29, 1997
                                                                         -----------------               -----------------
 Net income                                                                    $85,041                        $196,748
                                                                               =======                        ========
 Basic weighted average shares                                             258,404,000                     248,202,000
                                                                           ===========                     ===========
 Basic earnings per share                                                     $.33                           $.79
                                                                              ====                           ====

 Numerator for diluted earnings per share:

 Net income                                                                    $85,041                        $196,748
 Effect of dilutive securities:
 6.75% zero coupon convertible subordinated notes (a)                                -                           5,281
 5.25% convertible subordinated notes (a) (b)                                        -                               -
                                                                                 -----                          ------
 Net income assuming dilution                                                  $85,041                        $202,029
                                                                               =======                        ========

 Denominator for diluted earnings per share:

 Basic weighted average shares                                             258,404,000                     248,202,000
 Effect of dilutive securities:
 Employee stock options                                                      7,061,000                       5,402,000
 6.75% zero coupon convertible subordinated notes                                    -                       9,380,000
 5.25% convertible subordinated notes (b)                                            -                               -
                                                                               -------                         -------
 Dilutive potential common shares                                            7,061,000                      14,782,000
                                                                             ---------                      ----------
 Diluted weighted average shares                                           265,465,000                     262,984,000
                                                                           ===========                     ===========

 Diluted earnings per share:                                                  $.32                           $.77
                                                                              ====                           ====

(a) Shown net of income taxes that were calculated at the registrant's effective tax rate.

(b) For the thirty-nine weeks ended November 28, 1998 and November 29, 1997, the registrant did not assume conversion of its 5.25% convertible securities because their effect on earnings per share was anti-dilutive.